EXHIBIT 10.1

LEASE AGREEMENT
OFFICE BUILDING

This Lease Agreement is made the day last signed by and between

US Alliance Corporation, hereinafter referred to as "Tenant" and

Lindemuth Inc., dba Gage Center, hereinafter referred to as "Landlord".

Lease Summary:
Certain lease provisions are presented in this initial portion of this lease agreement (referred to as "Summary" or "Lease Summary") to facilitate convenient reference by the parties hereto, subject to further definition and elaboration in the respective Sections and elsewhere in this Lease, and these provisions are incorporated into the respective Sections.

Notice Address: (Section 23) Tenant: US Alliance Corporation Attn: Jack Brier 4123 SW Gage Center Drive Suite 240 Topeka, KS 66604 Phone: 785-273-5578 Fax: 785-228-1038	Landlord: Lindemuth Inc, dba Gage Center CIO KS Commercial Real Estate Services, Inc. 4125 SW Gage Center Dr., Suite 200 Topeka, KS 66604 Phone: 785-272-2525 Fax: 785-272-2507

Premises (Section 1): Cobblestone, 4123 SW Gage Center Dr., Suite 240, containing approximately 4067 square feet. Permitted Uses (Section 5): Professional Office

Lease Term (Section 2): Three (3) years, Two (2) Months and Twenty (20) days (Lease Term) beginning October 11, 2011 (Commencement Date) and ending December 31St 2014 (Termination Date).

Minimum Rent (Section 4):

Period:	Rent Per Month:
10/11/11 — 12/31/11	$0.00
01/01/12 — 12/31/14	$2,000.0

Security Deposit (Section 25): Tenant shall pay upon lease execution $4,000.00 in cash or its equivalent, of which $2,000.00 shall be applied toward the first rent due and $2,000.00 shall remain on deposit.

Agency Disclosure (Section 33):

Agent:                                      Company:                                                            Relationship:
Ken Schmanke                      KS Commercial Real Estate Services Inc.    Transaction Broker

Additional Lease Terms:

Landlord's Work: Landlord shall, at Landlord's sole expense, perform the following work with said work to begin upon the effective date of this Lease Agreement and complete within 25 days after the effective date of this Lease Agreement, provided that if a written report signals a major issues, then adequate time be allowed to make further repairs which shall be diligently pursued until completed;
1)	Repair Roof Leaks
2)	Replace damages or stained ceiling tiles,
3)
HVAC system; replace filters, clean ceiling air registers, clean ductwork if inspection of the ductwork determines that cleaning is necessary, make repairs, adjustments or additions as necessary to provide sufficient heating and cooling throughout the premises and adequate to accommodate a training room in the SE room of the premises,

4)
Lights: Replace lights bulbs or repair fixtures to provide tenant with all existing lights in proper operating condition. Tenant shall be responsible for light bulbs and fixtures after this initial work is performed by Landlord,

Tenant's Work: Tenant shall, at Tenant's sole expense;

1)	Replace Carpet throughout the Premises,
2)	Paint the interior of the Premises,
3)	Install window blinds,
4)	Be responsible for janitorial service and minor interior maintenance within the premises after occupancy.

Signage: Tenant, at Tenant's sole expense, shall be allowed to install vinyl letter signage on the glass above the first floor entry door.

Exhibits: The following Exhibits are attached to this Lease Agreement.
Rules & Regulations (Exhibit A)
Floor Plan (Exhibit B)

1) PREMISES: Landlord, in consideration of the rent and covenants contained does hereby rent to Tenant and Tenant does hereby rent from Landlord the office space as per the Lease Summary herein referred to as the "Premises" or "Demised Premises".

2) BASE TERM: The original term of this Lease shall be for a period per the Lease Summary provided unless sooner terminated hereby. Said term, and Tenant's obligation to pay rent and other charges herein required to be paid by Tenant, other than the security deposit, shall commence per the Lease Summary. In the event the Commencement Date does not occur on the first day of the month the Tenant shall pay rent for the fractional month (calculated on the basis of a thirty day month) until the first day of the month when the term commences. Thereafter, the minimum rent shall be paid in equal monthly installments in advance on the first day of each month during the term of this Lease. The term of this Lease shall end and terminate per the Lease Summary. In the event of Landlord's inability to deliver possession of leased Premises ready for occupancy at the commencement of the Lease term, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Tenant, but in such event, no rental shall be payable by Tenant to Landlord prior to actual delivery to Tenant of possession of leased Premises ready for occupancy by Tenant.

3) PRIOR INSTALLATION: Tenant prior to the commencement of the term shall, with the prior written consent of Landlord, be permitted to install fixtures and equipment on the demised premises. Any work done in a manner as will not interfere with the progress of the work by Landlord of completing Landlord's Work, and Landlord shall have no liability or responsibility for loss of, or any damage to fixtures, equipment or other property of Tenant so installed or placed on the premises.

4) BASE RENT: Tenant shall pay rent to Landlord for the use and occupancy of the leased Premises Base Rent payable in monthly installments as per the Lease Summary in advance, on the first (1st) day of each month during the term hereof. Base rent and all other sums (whether designated additional rent or otherwise) payable to Landlord under this Lease (all hereinafter sometimes called "Rent"), shall be payable at the address per the Lease Summary or at such other place as Landlord may from time to time designate in writing. All rent payable under this Lease shall be paid by Tenant without notice or demand, both of which are expressly waived by Tenant. Rent and other monies due Landlord under this Lease not paid when due shall bear interest at the rate of eighteen percent (18%) annually the same is die until paid. In the event Tenant shall fail to pay rent by the Fifth (5th) of the month in which rent is due, Landlord may charge Tenant a monthly service charge in an amount equal to ten percent (10%) of the amount rent due. Such service charge shall then become due and payable immediately along with the delinquent rent. In the event the commencement date of this Lease does not occur on the 1st day of the month, then the rental for any period less that a full month shall be prorated for that month based upon the number of day in that month.

5) USE: Tenant shall use the leased Premises as per the Lease Summary and for no other purpose without the prior written consent of Landlord. Tenant will not use or occupy the leased Premises for any unlawful purpose and will comply with all present and future laws, ordinances, regulations and orders of the United States of America, the state in which the leased Premises are located, and all other governmental units or agencies having jurisdiction over the leased premises. Tenant agrees to operate its business in the leased Premises during their entire term and to conduct its business in a reputable manner.

6) QUIET ENJOYMENT: No use shall be made of Premises, which is illegal, unlawful, or which will increase the existing rate of insurance or cause cancellation of insurance upon Premises. Tenant shall not commit or allow to be committed any waste upon Premises or any public or private nuisance or other act or thing which disturbs the quiet enjoyment of any other tenant in Premises or inhibits Landlord in leasing other parts of the Premises, nor shall Tenant, without the written consent of the Landlord, use any apparatus, machinery or device in or about the Premises which shall cause any substantial noise or vibration. If any of Tenants office machines and equipment should disturb the quiet enjoyment of any other Tenant in Premises or inhibit Landlord in leasing the other parts of the Premises, the Tenant shall immediately provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance. Tenant shall immediately provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance. Tenant shall immediately provide adequate insulation, or take such other action as may be necessary to eliminate the disturbance. Tenant shall observe such reasonable rules and covenants as set forth in EXHIBIT A or which may be adopted and published from time to time by Landlord for the safety, care and cleanliness of Building, Premises and preservation of good order therein.

7) SERVICES BY LANDLORD: As long as Tenant is not in default under any of the covenants or provisions of this Lease, Landlord shall maintain Premises and the public and common areas of the Building, such as lobbies, stairs, atriums, landscaping, corridors and restrooms, in good order and condition except for damage occasioned by the act of Tenant, its employees, agents or invitees, and Landlord shall also provide the following services during reasonable and usual business hours for the term of this lease as follows:

a) During reasonable and usual business hours, heat and air conditioning, water and electricity for lighting and for operation of normal office machines, excluding certain computer equipment, but not to exceed 6 watts per square foot of leased premises. Landlord reserves the right to charge for electricity used in excess of 6 watts per square foot of leased space at a rate equal to the annual average K.W.H. cost paid by the building. Additional electricity and chilled water necessary for operation of additional cooling equipment will be charged for at a predetermined rate prior to authorization to install the equipment. Additional circuits and additional piping for chilled water costs will be borne by the Tenant.

b) The failure to furnish heat, air conditioning, water, electricity, elevator service, or cleaning resulting from causes beyond the Landlord's control shall not render Landlord liable for damages to persons or property nor work as cause for rent abatement nor cause for nonfulfillment of the provisions.

c) Water for drinking, lavatory and toilet purposes from the regular Building supply through fixtures installed by Landlord (or by Tenant with Landlord's written consent)

d) Janitorial service and supplies for the common area restroom and common hall.

e) Taxes and insurance on the Premises, except as otherwise provided herein.

f) Landlord agrees to maintain the exterior and interior of the Premises to include lawn and shrub care, snow removal, maintenance of the structure roof, mechanical and electrical equipment, architectural finish, and so on, excluding only those items specifically excepted elsewhere in this lease.

Landlord shall make reasonable effort to provide the foregoing services but in any event shall not be liable for damages, nor shall the rental herein reserved be abated for failure to furnish or any delay in furnishing any of the foregoing service when there are disturbances or labor disputes of any character, or by inability to secure electricity, fuel, supplies, machinery, equipment or labor, or by the making of necessary repairs or improvements to Premises nor shall the temporary failure to furnish any of such services be construed as an eviction of Tenant or by making of necessary repairs or improvements to Premises nor shall the temporary failure to furnish any of such labor, or by the making of necessary repairs or improvements to Premises nor shall the temporary failure to furnish any of such services be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions services be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any of the provisions of this lease.

8) Intentionally Omitted

9) REPAIRS AND ALTERATIONS: Tenant agrees that it will take good care of premises, and the same will not be altered or changed without the written consent of the Landlord and Tenant agrees to indemnify and save harmless Landlord from all liens, claims or demands arising out of any work performed, materials furnished, or obligations incurred by or for Tenant upon said Premises during said term in the manner prescribed by Landlord. Tenant hereby waives any right to make repairs at Landlord's expense. Tenant shall not make changes to locks on doors or add, disturb or in any way change any plumbing or wiring without first obtaining written consent of Landlord. All damage or injury done to Premises by Tenant or by any persons who may be in or upon Premises with the consent of Tenant shall be paid for by Tenant and Tenant shall pay for all damage to the Premises caused by Tenant's misuse of Premises or the appurtenances thereto. Tenant shall pay for the replacement of doors of windows of Premises which are marred, cracked or broken by Tenant, its employees, agents, vendors or invitees, and Tenant shall not put any curtains, draperies or other hanging on or beside the windows in or on the outside of Premises without first obtaining Landlord's written consent. Landlord may make any alterations or improvements which Landlord may deem necessary for preservation, safety or improvement of the Premises. At the termination of this lease, all alterations, additions and improvements, except fixtures installed by Tenant and which are removable by Tenant without damage to Premises shall become the property of Landlord. Tenant shall, at the termination of this lease by the expiration of time, otherwise, surrender and deliver up Premises to Landlord in as good condition as when received by Tenant from Landlord, reasonable use and wear and damage by fire or other casualty accepted.

10) ENTRY AND INSPECTION: Tenant shall permit Landlord and its agents to enter into and upon Premises at any and all reasonable times for the purpose of inspecting the same or for the purpose of cleaning, repairing, altering or improving the Premises and when reasonably necessary, Landlord may close entrance doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure and without such action by Landlord being construed as an eviction of Tenant or relieving the Tenant from the duty of observing and performing any of the provisions of this lease. Landlord shall have the right to enter Premises for the purpose of showing Premises to prospective tenants during a period of 180 days prior to the expiration of the lease term.

11) PARTIAL DESTRUCTION: In the event of the partial destruction of the building or improvements located on the demised premises by fire or any other casualty in which the cost of the restoration or repair are less than 30% of the building's (within which the demised premises are located) fair market value and in which said restoration or repairs can be completed within 120 days after the occurrence of the partial destruction, Landlord shall diligently restore or repair said buildings and improvements (exclusive of Tenant's improvements hereon described to be made by Tenant). Landlord shall repair or restore improvements (exclusive of Tenant's improvements hereon described to be made by Tenant) to the conditions they were in immediately prior to the date of the partial destruction. A just and proportionate part of the rent and other charges payable by Tenant to the extent that such damage or destruction renders the demised premises untenable shall abate from the date of such damage or destruction until such demised premises are repaired or restored by Landlord. Tenant shall thereafter, or simultaneously therewith, diligently repair any damage to Tenant's improvements, fixtures and property.

12) SUBSTANTIAL DESTRUCTION: If the demised premises shall be so damaged by fire or other casualty of happening in which the cost of the restoration or repair are greater than 30% of the building's (within which the demised premises are located) fair market value or said restoration or repairs cannot be completed within 120 days after the occurrence of the damage, then either party shall have the option to terminate this Lease by giving the other party written notice within 30 days after such substantial destruction, and any unearned rent shall be apportioned and returned to Tenant. If either party does not elect to cancel this Lease as aforesaid, then the same shall remain in full force and affect, and Landlord shall proceed with all reasonable diligence to repair and replace the demised premises to the condition they were in prior to the date of such destruction (exclusive of Tenant's improvements herein described to be made by Tenant), and during the time demised premises are so destroyed and untenability, the rent and other charges shall be abated in proportion to the extent and duration of untenability.

13) DEFAULTS: Upon the occurrence of any one or more of the following events, Landlord may terminate this lease by giving Tenant notice in writing of its election to do so and, if such notice is given this lease shall expire ten (10) days after the request or notification.

(i)	If Tenant files a voluntary petition in bankruptcy, or for reorganization under the bankruptcy laws, or is adjudged a bankrupt by a court of competent jurisdiction;

(ii)	If Tenant makes an assignment for the benefit of creditors;

(iii)	If a receiver is appointed by a court of competent jurisdiction for Tenant's business;

(iv)	If Tenant abandons Premises.

Tenant shall be liable for rent as detailed in the following paragraph in the event of the termination of the lease by Landlord.

14) DEFAULT AND RE-ENTRY: Except for a default under the preceding paragraph, for which right of termination is given to Landlord, if Tenant fails to pay any installment of rent within ten (10) days after written notice, whether or not legally demanded, or to perform any other covenant under this lease within thirty (30) days after written notice, whether or not legally demanded, or to perform any other covenant under this lease within thirty (30) days after written notice from Landlord stating the nature of the default or if the nature of such default other than for nonpayment of rent is such that the same cannot be reasonably cured within such thirty (30) day period and Tenant has not within such period commenced such cure and thereafter diligently prosecuted the same to completion, then Landlord may cancel this lease and re-enter and take possession of the Premises using all necessary force to do so. Notwithstanding such retaking of possession by Landlord, Tenant's liability for the rent provided herein shall not be extinguished for the balance of the term of this lease. Upon such re-entry Landlord may elect (i) to terminate this lease, in which event Tenant shall immediately pay to Landlord a sum equal to any and all rent payments that are then due and which will become due under this lease for the balance of the term of (ii) without terminating this lease, to relet all or any part of the Premises as the agent of and for the account of Tenant upon such terms and conditions as Landlord may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of reletting and collection, including necessary renovation and alteration of the Premises, reasonable attorney's fees and real estate commission paid, and thereafter to make payment of all sums due or to become due Landlord hereunder, and if a sufficient sum shall not be thus realized to pay such sum and other charges, Tenant shall pay Landlord any deficiency monthly, and Landlord may bring and action therefore as such monthly deficiency shall arise.

In the event of any such retaking of possession of Premises by Landlord as herein provided, Tenant, if requested by Landlord, shall remove all personal property located therein and, upon failure to do so on demand, the Landlord may re-enter the premises by force, summary proceedings or otherwise, and remove all persons and their effects therefrom without being liable to prosecution therefore and may hold the Premises as if the lease had not been made.

15) LIABILITY OF LANDLORD: The Landlord shall not in any event be responsible for loss of property from or for damage to person or property occurring in or about the leased Premises, however caused, not the intentional and willful act of the Landlord, and particularly not for any damage from steam, gas, electricity, water, plumbing, rain, snow, leakage, breakage or overflow, whether originating in the leased Premises, premises of other tenants or any part of the building whatsoever.

Tenant shall defend and indemnify Landlord and save it harmless from and against any and all liability, damages, costs or expenses, including attorney fees, arising from any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about leased Premises, provided that the foregoing provision shall not be construed to make Tenant responsible for loss, damage, liability or expense resulting from injuries to third parties caused by the negligence of Landlord, or of any officer, contractor, licensee, agent, servant, employee, guest, invitee, or visitor of Landlord. Whether the loss or damage is due to the negligence of either of said parties, their agents or employees, or any other cause, Landlord and Tenant do each herewith and hereby release and relieve the other from responsibility for, and waive their entire claim of recovery for (i) any loss or damage to the real or personal property of either located anywhere in leased Premises an including, without limitations, any structures therein, arising out of or incident to the occurrence of any of the perils which may be covered by the fire and lightening insurance policy, with extended coverage endorsement, in common use of the State of Kansas, if (ii) loss resulting from business interruption at Premises or loss of rental income from Premises arising out of or incident to the occurrence of any of the perils which may be covered by the fire and lightning insurance policy, with coverage endorsement, in common use in the locality, to the extent that such risks under (i) and (ii) are in fact covered by insurance. Each party shall cause its insurance carrier to consent to such waiver all rights of subrogation against the other party.

16) INSURANCE: Tenant agrees to procure and maintain, at Tenant's sole cost and expense, a policy of Comprehensive Liability and Property Damage Insurance under which the Landlord and Tenant are named as insured and under which the Insurer agrees to indemnify Landlord to hold it harmless from and against all costs, demands, causes of action, suits or judgments including expenses and/or liability arising out of or incurred in connection therewith, for death or injuries to persons or for loss of or damage to property arising out of or in connection with the use and occupancy of the demised premises by Tenant, its agents, employees or invitees. Each such policy shall be in standard form generally in use in the State of Kansas with insurance companies having a "Best" rating of A+ Class X and authorized to do business in said state. Each such policy and each renewal thereof shall be non-cancelable with respect to Landlord except upon thirty (30) days written notice to Landlord and a Certificate of Insurance thereof shall be delivered to Landlord. The minimum limits of such insurance shall be at least $500,000 per person and $1,000,000 per accident for injuries or damages to persons, and not less than $500,000 damage or destruction of property

17) SURRENDER OF POSSESSION: Upon expiration of the term of this lease, whether by lapse of time or otherwise, Tenant shall promptly and peacefully surrender Premises to Landlord. In the event Tenant remains in possession of the herein leased Premises after the expiration of the tenancy created hereunder, and without the execution of a new lease, it shall be deemed to be occupying said Premises as a tenant from month-to-month, at twice the fixed monthly base rent at the time of termination of the lease, subject to all other conditions, provisions and obligations of this lease insofar as the same are applicable to a month-to-month tenancy.

18) COSTS AND ATTORNEY'S FEES: If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this lease, including any suit by Landlord for the recovery of rent or possession of Premises the losing party shall pay the successful party a reasonable sum for attorney's fees shall be deemed to have accrued on the commencement of such action.

19) NON-WAIVER: Waiver by Landlord of any breach of any term, covenant or condition herein contained or attached hereto as an Exhibit shall not be deemed to be a waiver of such term, covenant, or condition, or of any subsequent breach of the same or any other term, covenant for condition herein contained. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this lease, other than the failure of Tenant to pay the particular rental so accepted regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such rent.

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20) ASSIGNMENT AND SUBLETTING: Tenant shall not assign, transfer or encumber this Lease, or any interest therein, or sublet the Leased Premises or any part thereof, or allow any other occupant to come in with or under Tenant, without first obtaining the prior written consent of Landlord. If Tenant is a corporation, then any transfer of this lease by merger, consolidation or liquidation or any changes in the ownership of, or power to vote the majority of its outstanding voting stock, shall constitute an assignment for purposes of this article, Consent to any such assignment or subletting shall not operate as a waiver of the necessity for a consent to any subsequent assignment of subletting, and the terms of such consent shall be binding upon any person holding by, under or through Tenant.

If Tenant shall request Landlord's consent to an assignment of this Lease or to a subletting of the whole or any part of the Leased Premises, Tenant shall submit to Landlord with such request the name of the proposed assignee or subtenant, such information concerning its business, financial responsibility and standing as Landlord may reasonably require, and the consideration to be paid for and the effective date of the proposed assignment of subletting. Upon receipt of such request and all such information, Landlord shall have the right, exercisable by notice in writing within fourteen (14) days thereafter, (i) to cancel and terminate this Lease if the request is for an assignment or a subletting or a subletting of all the Leased Premises, or (ii) if such request is to sublet a portion of the Leased Premises only, to cancel and terminate this Lease with respect to such portion. If Landlord exercises its rights hereunder, the effective date of the proposed assignment or subletting nor later than ninety (90) days thereafter.

Further, Tenant shall continue to pay the rent specified in Section (4) hereof to Landlord until the effective date of cancellation, on which date it will surrender possession of the Leased Premises or the position thereof subject to the right of cancellation. If this Lease shall be canceled as to a portion of the Leased Premises only, the rent specified in said Section (4) shall be abated proportionately.

If Tenant shall request Landlord's consent to an assignment or subletting of the Lease, and Landlord shall consent thereto, an amount equal to any consideration paid Tenant by the assignee or subtenant shall be payable by Tenant to Landlord. If Tenant requests Landlord's consent to a subletting of the Leased Premises or any part thereof and Landlord shall consent thereto, the monthly base rent to be paid Landlord by Tenant for the premises sublet shall be the greater of the monthly base rent payable under Section (4) hereof or that monthly rental paid Tenant by its subtenant for such premises.

If Tenant wishes to assign or sublet the Leased Premises, or any portion thereof, and wishes to use a real estate broker to secure an assignee or subtenant, Tenant agrees to use the real estate broker then representing Landlord in as Tenant's exclusive agent for such purposes, and to continue to use such broker so long as it is diligently seeking an assignee or subtenant.

Tenant shall not permit the Lease or the leasehold estate created hereby to become vested in or owned by any person, firm or corporation by operation of law and otherwise. Any assignment or attempted assignment or any sublease or attempted sublease of this Lease without the prior written consent of Landlord shall constitute a breach hereof, and Landlord may, at its option, at any time thereafter, declare Tenant to be in default.

All of the covenants, agreements, terms and conditions contained in this Lease, shall apply to and be binding upon Landlord and Tenant and their respective heirs, executors and administrators, successors and assigns.

21) PRIORITY: Tenant agrees that his lease shall be junior and subordinate to any and all ground lease which may now or hereafter be made with respect to the Premises and to any and all renewals, replacements and extensions thereof. Tenant further agrees that this lease shall be junior and subordinate to any and all first mortgages and deeds of trust which may now or hereafter be made with respect to the Premises, including any interest thereon and all renewals, replacements and extensions such first mortgagee or ground Landlord or both may require in order to evidence the priority over such lease of the mortgage or deed of trust. In addition, Tenant hereby agrees to execute any estoppel certificates that may from time to time be required by such ground Landlord or mortgagee or both. In the event a sale under the power of sale granted by any mortgage or deed or trust covering the Premises, or the foreclosure by suit or any such mortgage or deed of trust or the surrender, expiration, cancellation or other termination of the ground lease results in the termination by operation of law or otherwise of Tenant's interest under this lease, then upon the request of the successor in interest to Landlord's interest in the leased Premises, Tenant covenants and agrees to execute an instrument in writing satisfactory to such successor in interest whereby Tenant attorn to such successor in interest.

22) CONDEMNATION: If any part of the demised Premises be condemned for a public or quasi-public use by right of eminent domain, with or without litigation, or transferred by agreement in connection with such public or quasi-public use, this lease, as to the part so taken shall terminate as of the date title shall vest in the condemnor, and the rent payable hereunder shall be adjusted so that Tenant shall be required to pay for the remainder of the term only such portion of such rent as the value of the part remaining after condemnation bears to the value of the entire Premises at the date of condemnation; but in either such event Landlord shall have the option to terminate this lease as of the date when title to the part so condemned shall belong and be paid to Landlord. However, nothing herein shall be deemed to give Landlord any interest in or to require

Tenant to assign to Landlord any award made to Tenant for the taking of personal property or fixtures belonging to Tenant, for the interruption of or damage to Tenant's business or for Tenant's moving expenses.

23) NOTICES: All notices under this lease shall be in writing and delivered in person or sent by registered or certified mail, postage paid by Landlord and to Tenant as per the Lease Summary at or to such other new address as either party shall designate by written notice sent by registered or certified mail, postage paid to the other party.

24) CONSTRUCTION: The titles to paragraphs and/or section of this lease are not a part of this lease and shall have no effect upon the construction or interpretation of any part thereof. This lease shall be construed and governed by the law of the State of Kansas and if any provision or provisions of this lease shall be unlawful then such provision or provisions shall be null and void, but the remainder of the lease shall remain in full force and effect and binding on both the Landlord and the Tenant.

25) SECURITY DEPOSIT: Concurrently with its execution of this lease. Tenant shall deliver to Landlord a sum equal to the monthly amount per the Lease Summary, as security for the performance by Tenant of every covenant and condition of this lease. Said deposit may be commingled with other funds of Landlord and shall bear no interest. If Tenant shall default with respect to any covenant or condition of this lease, including but not limited to the payment of rent, Landlord may apply the whole or any part of such security deposit to the payment of any sum in default or any other sum which Landlord may be required to spend by reason of Tenant's default. Should Tenant comply with all of the covenants and conditions of this lease, the security deposit or any balance thereof shall be returned to Tenant at the expiration of the term thereof. In the event of foreclosure or deed in lieu of foreclosure, the holder of the first mortgage shall not be liable to the Tenant, its successors or assigns, for any security deposit required by Landlord.

26) FORCE MAJEURE: Landlord shall be excused from performing any obligation or undertaking provided in this lease in the event and/or so long as the performance of any such obligation is prevented or delayed, retarded or hindered by Act of God, fire, earthquake, floods, explosion, actions of the elements, war, invasion, insurrection, riot, mob violence, sabotage, inability to procure equipment, facilities, materials or supplies in the open market, failure of power, failure of transportation, strikes, lockouts, action of labor unions, condemnation, requisition, laws, orders of government or civil or military authorities, or any other cause, whether similar or dissimilar to the foregoing, not within the reasonable control of Landlord.

27) TRANSFER OF LANDLORD'S INTEREST: The term "Landlord" as used in this lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the Owners at the time in question of the Landlord's interest to the Premises, and in the event of transfer of said Landlord's interest, then the party conveying said Landlord's interest shall be automatically relieved after the date of such transfer, of all personal liability as respects the performance of any obligations on the part of Landlord contained in this lease arising out of acts thereafter occurring or covenants thereafter to be performed, it being intended hereby that all the obligations contained in this lease on the part of the Landlord shall be binding upon Landlord.

28) REVISIONS, ADDENDUMS, AND RELEASES: Any revisions, addendums, or releases must be in writing and executed by both parties, thereby becoming a part of this Lease in order to be binding.

29) ESTOPPEL CERTIFICATES: Tenant agrees, at any time and from time to time, upon not less than ten (10) days prior written notice by Landlord to execute, acknowledge, and deliver to Landlord a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (ii) stating the dates to which the rent and other charges hereunder have been paid by Tenant (iii) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement, or condition contained in this Lease, and if so, specifying any such default of which Tenant should be sent pursuant to Section (23) of this Lease. Any such statement delivered pursuant hereto may be relied upon by any owner of the building and/or the leased Premises, any prospective purchaser of the building and/or leased Premises, any mortgagee or prospective mortgagee of the building and/or leased Premises or of Landlord's interest hereunder, any prospective assignee of any such mortgage or any purchaser or Landlord, actual or prospective, of the underlying land upon which the building and leased Premises are located.

30) ATTORNMENT: Tenant agrees that in the event of a sale, transfer or assignment of the landlord's interest in the building or any part thereof, including the leased Premises, or in the event that any proceedings are brought for the foreclosure of or for the exercise of any posting for sale under any mortgage or Deed of Trust made by Landlord covering the building or any part thereof, including the leased Premises, or in the event of a cancellation or termination of any ground or underlying lease covering the building or any part thereof, including the leased Premises, to attorn to and to recognize such transferee, purchaser, ground or underlying Landlord or mortgagee as landlord under this Lease.

31) NO PARTNERSHIP: Nothing contained in this Lease shall be deemed or construed to create a partnership or a joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of Landlord and Tenant.

32)
NO REPRESENTATIONS BY LANDLORD: Neither Landlord nor any agent or employee of Landlord has made any representations or promises with respect to the leased Premises or building except as herein expressly set forth, and no rights, privileges, easements or licenses are required by Tenant as except as herein expressly set forth. The Tenant, by taking possession of the leased Premises, shall accept the same "as is" unless otherwise specified in this Lease, in such taking of possession shall be conclusive evidence that the leased Premises in the building are in good and satisfactory condition at the time of such taking of possession.

33)
DISCLOSURE: THE FOLLOWING DISCLOSURE IS MADE IN COMPLIANCE WITH KANSAS REAL STATE LAWS AND RULES AND REGULATIONS. The following real estate brokerage relationships are available in Kansas. The brokerage relationships offered by KS Commercial Real Estate Services, Inc. are Transaction Broker and Seller/Landlord Agency in limited situations such as properties managed By KS Commercial Real Estate Services, Inc. KS Commercial Real Estate Services, Inc. and any cooperating broker have disclosed to both Landlord and Tenant their brokerage relationship per the Lease Summary. The Landlord and Tenant acknowledge that this disclosure was previously given to them.

a)
Seller/Landlord Agency Only. (Buyer/Tenant not represented) Listing Broker and Listing/Selling Agent are acting as agent for Seller/Landlord only ("Seller's Agent") and not as agent for Buyer/Tenant. Buyer/Tenant is not represented.

b)
Buyer/Tenant Agency Only. (Seller/Landlord not represented) Selling Broker and Selling Agent are acting as agents for Buyer/Tenant only ("Buyer's Agents") and not as agent for Seller/Landlord. Seller/Landlord is not represented.

c)
Separate Single Agency. (Seller/Landlord and Buyer/Tenant each have separate agents) Listing Broker and Listing Agent are acting as agent for Seller/Landlord only ("Seller's Agents") and not as agent for Buyer/Tenant. Selling Broker and Selling Agent are acting as agent for Buyer/Tenant only ("Buyer's Agents") and not as agent for Seller/Landlord.

d)
Seller/Landlord Sub-Agency. (Buyer/Tenant not represented) Listing Broker and Listing Agent are acting as agent for Seller/Landlord only ("Seller's Agents") and not as agent for Buyer/Tenant. Selling Broker and Selling Agent are acting as agent for Seller/Landlord only ("Seller's Sub-Agents") in cooperating with Listing Broker and Listing Agent and not as agent for Buyer/Tenant. Buyer is not represented.

e)
Designated Agency. Listing Agent is acting as agent for Seller/Landlord only ("Seller's Agent") and not as agent for Buyer/Tenant. Selling Agent has been designated by Broker to act as legal agent for Buyer/Tenant only ("Designated Agent") and not as agent for Seller/Landlord. Broker is acting in a limited capacity.

f)
Transaction Broker. Broker and his/her affiliated licensees assist one more parties without being an agent for advocate for the interests of any party to the transaction. A broker, acting as a Transaction Broker, is not an agent for either Landlord or Tenant and does not advocate the interests of either party, but is responsible for assisting both parties in closing the transaction. A Transaction Broker has the following rights and obligations:

A) MATTERS THAT CAN BE DISCLOSED. Except as provided in B below, licensees acting as a Transaction Broker regarding the lease of commercial property may disclose the following information unless prohibited by the parties:

(1) That a Tenant is willing to pay more than the lease rate offered for the property;

(2) That a Landlord is willing to accept less than the lease rate for the property;

(3) What motivating factors are for any party leasing the property; or

(4) That a Landlord or Tenant will agree to financing terms other than those offered.

B) MATTERS THAT CANNOT BE DISCLOSED. Licensees acting as a transaction Broker shall not disclose any information or personal confidences about a party to the transaction which might place the other party at an advantage over the party unless the disclosure is required by law or failure to disclose such information would constitute fraudulent misrepresentation.

C) NO DUTY TO INVESTIGATE. Licensees acting as a Transaction Broker have no duty to conduct an independent inspection of the property for the benefit of any party to the transaction; to independently verify the accuracy or completeness of statements made by the Landlord, Tenant or qualified third party inspectors; to conduct an independent investigation of the Tenant's financial condition; or to verify the accuracy or completeness of any statement made by the either party.

D) DUTY TO DISCLOSE MATERIAL FACTS. Licensees acting as a Transaction Broker have the same duty to disclose material facts as a seller's, Landlord's or Tenant's agent.

34) SEVERABILITY OF PROVISIONS: If any clause or provision of this Lease shall be determined to be illegal, invalid, or unenforceable under the present or future laws effective during the term hereof, then and in that event it is agreed by the parties hereto that the remainder of this Lease shall not be effected thereby and it is also agreed that in place of any such clause or provision there be added as a part of this Lease a clause or provision and similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

35) BENEFITS AND BURDENS: The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, permitted successors and permitted assigns. Landlord shall have the right, at any time and from time to time, to freely and fully assign any or any part of its interest under this Lease, for any purposes whatsoever. Neither Landlord nor any owner of any interest in Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease. If Landlord is in breach or default with Landlord's obligations under or in connection with this Lease or otherwise, Tenant shall look solely to the equity of the Landlord in the leased Premises for the satisfaction of the Tenant's remedies.

36) MODIFICATIONS TO LEASE: Any Lease modification, by either Landlord or Tenant, including, but not limited to, changes, revisions, deletions or amendments must be in writing and executed by both the Landlord and Tenant.

SIGNATURE

This Lease Agreement and the Exhibits, Addendums, or other attachments as per the Lease Summary, constitutes the entire agreement between the parties, and no modification of this Lease shall be binding upon the parties unless evidenced by an agreement in writing signed by the Landlord and the Tenant after the date hereof. If there is more than one Tenant named herein, the provisions of this Lease shall be applicable to and binding upon such Tenants, jointly and severally. This Lease Agreement is entered into and effective on the date last signed. THIS CONTRACT IS A LEGALLY BINDING DOCUMENT. IF NOT UNDERSTOOD SEEK THE ADVICE OF ANY ATTORNEY.

LANDLORD:

Lindemuth, Inc.

/s/ Kent Lindemuth    Date: October 12, 2011
By:  Kent Lindemuth, President

TENANT:

US Alliance Corporation

/s/ Jack H. Brier    Date: October 12, 2011
By:  Jack H. Brier, President

EXHIBIT A

RULES AND REGULATIONS

1. Tenant shall not inscribe any inscription or post, place, or in any manor display any sign, notice, picture, placard or poster, or any advertising matter whatsoever, anywhere in or about Premises at places visible (either directly as an outline or shadow on a glass pane) from anywhere outside of the Premises or from public and common areas within Premises without first obtaining Landlord's written consent thereto and Landlord shall specify the color, size, style and material to be used. No showcase shall be placed in front of or in the lobbies or corridors of the Premises and Landlord reserves the right to remove all showcases so placed and all signs other than those above provided for, without notice and at the expense of the Tenant responsible.

2. All exterior and interior signs on corridor doors must be installed by Landlord or someone designated by it and the actual cost thereof shall be paid by the Tenant and all such signs are so placed at the risk of the Tenant.

3. If a Tenant desires telegraphic or telephonic connections, the Landlord will direct the electricians as to where the wires are to be introduced and without such direction no boring or cutting of wires shall be permitted.

4. The Landlord retains the power to prescribe the weight and proper position of safes and mechanical equipment. All safes, furniture, boxes and bulky articles and packages shall be moved into or out of said building or from one part of the building to another under supervision of Landlord and at such times and according to such regulations as may be designated from time to time by Landlord and at the entrance designated by the Landlord and each tenant shall be responsible for all damage to the walls, floors or other parts of the building caused by or connected with any moving or delivery into or removal from the building of any safe, furniture, boxes or bulky articles while in the building at Tenant's insistence but no moving out shall occur without the written consent of the Landlord in each instance. The premises shall not be overloaded. No engine or boiler or other machinery shall be put upon the premises by any Tenant.

5. No Tenant shall do or permit anything to be done in said Premises which will be dangerous to life, or limb, or which will tend to create a nuisance or injure the reputation of the building or use anything except that which is provided by or approved by Landlord in lighting or heating said Premises; or bring into the premises or keep therein any heating or lighting apparatus other than that provided by Landlord; or install any air conditioning or air cooling apparatus without the written consent of Landlord; or in any way injure or annoy other Tenants, or conflict with the laws relating to fire safety, or with the regulations of the Fire Department, or with any insurance policy upon said building or any part hereof, or conflict with any of the laws, rules or regulations of any government agency or municipality having jurisdiction, or use the premises for an illegal or immoral purpose, and no beer, wine or intoxicating liquor shall be sold in said building without the written consent of the Landlord in each instance.

6. The sidewalk, passages, lobbies, corridors, elevators and stairways shall not be obstructed by Tenant, or used except for ingress and egress from and to offices or store room.

7. The doors, skylights, windows and transoms that reflect or admit light into passageways or into any place in said building shall not be covered or obstructed by Tenant. The water closets and other apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. Any damage resulting to them from misuse shall be borne by Tenant who shall cause it.

8. Tenant and its employees and guests are not to injure or deface the building nor the woodwork, nor the walls of the premises, nor to carry on upon the premises any noisome, noxious, noisy or offensive business nor conduct any auction therein; nor interfere in any way with the other Tenants or those having business with them.

9. No room or rooms shall be occupied or used as sleeping or lodging apartments.

10. Tenant shall, when leaving premises at close of business, or unoccupied at any time, lock doors and for any default or carelessness in this respect shall make good all injury sustained by other Tenants and by the Landlord or by either of them, for damages resulting from such default or carelessness.

11. No animal or bird shall be allowed in any part of the building without the consent of the Landlord.

12. Any person or persons, other than the janitor or janitress of Landlord, who shall be employed for the purpose of cleaning premises shall be employed at Tenant's cost and Landlord shall in no way be responsible for any loss of property on or from the premises, however occurring, or any damage done to the furniture by the janitor or janitress furnished by the Tenant or anyone under him. Tenant will report any lack of attention in the service of the building to the Landlord.

13. No Tenant shall accumulate or store in the premises covered by this lease any waste paper, discarded records, paper files, sweepings, rags, rubbish or other combustible matter and Tenant shall surrender such matter to Landlord without compensation to be handled and disposed by Landlord. Nothing shall be thrown by Tenant, their employees or guests, out of the windows or doors or down the passages or skylights or over balcony rails of the building.

14. The Landlord reserves the right to exclude from the building all drunken persons, idlers and diseased persons, peddlers, solicitors and generally persons of a character or conduct to create disturbance and persons entering in crowds or in such unusual numbers as to cause inconvenience to the tenants of the building.

15. Tenant shall be bound by the covenants, if any, binding upon the property upon which the building is situated.

16. Tenant and Tenant's agents, guests, employees, and contractors shall park in designated tenant and visitor parking areas only and shall adhere to parking rules and regulations as stipulated from time to time by Landlord. Any and all fines incurred as a result of illegal parking are the responsibility of Tenant or Tenant's agents, employees or invitees and in no way may be deducted from rental payments. Landlord is not responsible for damage or loss of vehicle or vehicle's contents while located in Landlord's parking facilities.

17. No parking will be permitted on drives or public dedicated streets in the office complex or in other than designated tenant and visitor parking areas.

18. Tenant shall obtain Landlord's permission at least twenty-four (24) hours prior to moving furnishings and/or equipment through hallways and on elevators.

19. Landlord reserves the right to change these rules and to make such other and further reasonable rules and regulations either as it affects one or all tenants as in its judgment may from time to time be needed for the safety, care and cleanliness of the premises, for the preservation of good order therein or for any other cause and when such changes are made or modified the new rules shall be deemed a part hereof, with the same effect as if written herein, when a copy shall have been delivered to the Tenant or left with some person in charge of the demised premises.

Intentionally blank

Exhibit B — Floor Plan

4120 SW Gage Center Drive

Cobblestone Building

Suite 240

FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT

THIS FIRST AMENDMENT TO COMMERCIAL LEASE AGREEMENT is made this 3rd day of August, 2014 by and between LINDEMUTH INC. DBA GAGE CENTER (hereinafter referred to as LANDLORD ) and US ALLIANCE CORPORATION (hereinafter referred to as TENANT").

WITNESSETH:

WHEREAS, LANDLORD and TENANT executed and entered into a Lease which commenced on October 11, 2011, for property located at 4123 SW Gage Center Dr. Suite 240 —Topeka. Kansas 66604 as the same has subsequently been renewed (hereinafter collectively referred to as "Lease") for those Premises consisting of approximately 4.067 +/- square feet located at 4123 Slit Gage Center Dr. Suite 240 - Topeka, Kansas 66604 (“Premises”).

WHEREAS, LANDLORD and TENANT desire to extend the term and amend the Lease as hereinafter set forth:

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the sufficiency of which is hereby acknowledged, LANDLORD and TENANT hereby agree that the term of the Lease is amended as follows:

1)            LEASE TERM: Tenant hereby desires to extend its lease term for three (3) years starting 01/01/15 through 12/31/17 at a monthly base rent of $2,250.00.

2)            OPTION TO RENEW: Tenant shall have the option to extend the lease term for one (1) year starting 01/01/18 through 12/31/18 at a monthly base rent of $2,250.00.

"All other terms and conditions of the original Lease which commenced on October 11th, 2011 shall remain unchanged and in full force and effect".

IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written.

LANDLORD:

Lindemuth, Inc.

/s/ Shannon Lindemuth    Date: August 27, 2014
By:  Kent Lindemuth, President

TENANT:

US Alliance Corporation

/s/ Jack H. Brier    Date: August 26, 2014
By:  Jack H. Brier, President